UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Current Report on Form 8-K (the “Current Report”) to include under (i) Item 9.01(a), the audited statement of revenues and certain expenses of Newbridge Commons, a 264 unit multi-family residential property located at 4551 Durrow Drive, Columbus, Ohio (“Newbridge Commons”), for the year ended December 31, 2012 and the unaudited statement of revenues and certain expenses of Newbridge Commons for the nine months ended September 30, 2013 and (ii) Item 9.01(b), our unaudited pro forma financial statements reflecting the acquisition of Newbridge Commons.  This property was purchased on November 22, 2013 for a contract purchase price of $14.1 million of which $10.7 million was financed with mortgage debt assumed from the seller.

Item 9.01	Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Business Acquired-Newbridge Commons
	(i) Independent Auditor’s Report	1
	(ii) Statements of Revenues and Certain Expenses for the year ended December 31, 2012 and the nine months ended September 30, 2013 (Unaudited)	2
	(iii) Notes to Statements of Revenues and Certain Expenses	3

(b)	Unaudited Pro Forma Consolidated Financial Statements.
	(i) Pro Forma Consolidated Balance Sheet at September 30, 2013	5
	(ii) Pro Forma Consolidated Statement of Income: For the year ended September 30, 2013	6
	(iii) Notes to Pro Forma Consolidated Financial Statements	7

(c)	Exhibits

Exhibit No.	Title of Exhibit

23.1	Consent of BDO USA, LLP dated January 6, 2014

Independent Auditor’s Report

Board of Trustees and Shareholders
BRT Realty Trust and Subsidiaries
Great Neck, New York  11021

We have audited the accompanying statement of revenues and certain expenses of the property located at 4551 Durrow Drive, Columbus, Ohio (“Newbridge Commons”) for the year ended December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statement of revenues and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to Newbridge Commons’ preparation and fair presentation of the statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the statement of revenues and certain expenses of Newbridge Commons for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Current Report on Form 8-K of BRT Realty Trust as described in Note 2 to the statement of revenues and certain expenses and is not intended to be a complete presentation of Newbridge Commons’ revenues and expenses.

/s/ BDO USA, LLP

New York, New York
January 6, 2014

Newbridge Commons
Statements of Revenues and Certain Expenses

	Nine Months Ended September 30, 2013 (unaudited)	Year Ended December 31, 2012
Revenues:
Rental and other income	$1,516,000	$2,087,000

Certain Expenses:
Real estate taxes	219,000	273,000
Management fees	74,000	94,000
Utilities	121,000	192,000
Payroll	189,000	273,000
Insurance	41,000	49,000
Repairs and maintenance	148,000	285,000
Other real estate operating expenses	70,000	114,000
Total certain expenses	862,000	1,280,000

Revenues in excess of certain expenses	$654,000	$807,000

See Independent Auditor’s report and accompanying notes to the Statements of Revenues and Certain Expenses.

Newbridge Commons
Notes to Statement of Revenues and Certain Expenses

1.  Organization

The property, located at 4551 Durrow Drive, Columbus, Ohio (“Newbridge Commons”), is a garden apartment complex containing 264 units.

BRT Realty Trust (“BRT” or the “Trust”) is a business trust organized in Massachusetts.  BRT  owns and operates multi-family properties, originates and holds for investment senior mortgage loans secured by commercial and multi-family real estate property in the United States and owns and operates commercial and mixed use real estate assets.

On November 22, 2013, a wholly-owned subsidiary of the Trust acquired Newbridge Commons for a contract purchase price of $14.1 million, including $10.7 million of assumed mortgage debt.

2.  Basis of Presentation and Significant Accounting Policies

The accompanying statements of revenues and certain expenses of Newbridge Commons have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Trust’s Current Report on Form 8-K.  Accordingly, the statements of revenues and certain expenses exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned property.  Items excluded consist of interest expense, depreciation, amortization, corporate expenses, and other costs not directly related to future operations.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with accounting principles generally accepted in the United States or requires management to make estimates and assumptions that affect the amounts reported in the statements of revenues and certain expenses.  Actual results could differ from those estimates.

Revenue Recognition

Rental revenue is recognized on an accrual basis when earned and due from tenants.  Leases are generally for a one-year term and have no renewal options.

Income Taxes

The entity that owns Newbridge Commons was organized as a limited liability company and is not directly subject to federal or state taxes.

3.  Subsequent Events

Subsequent events were evaluated from December 31, 2012 through January 6, 2014, the date on which the statements of revenues and certain expenses were issued.

BRT REALTY TRUST AND SUBSIDIARIES
Pro Forma Consolidated Financial Statements
(Unaudited)

On November 22, 2013, TRB Columbus LLC, a wholly-owned subsidiary of BRT Realty Trust (“the Trust”), acquired a 264 unit multi-family garden apartment complex located at 4551 Durrow Drive, Columbus, Ohio (“Newbridge Commons”), for a contract purchase price of $14.1 million, including $10.7 million of assumed mortgage debt.

The pro forma unaudited consolidated balance sheet is presented as if the acquisition had been completed on September 30, 2013.  The pro forma unaudited consolidated statement of income for the year ended September 30, 2013 is presented as if the acquisition had been completed on October 1, 2012.

These pro forma unaudited consolidated financial statements are presented for informational purposes only and should be read in conjunction with the Trust’s Annual Report on Form 10-K for the year ended September 30, 2013.

The pro forma unaudited consolidated statements of income are based on assumptions and estimates considered appropriate by the Trust’s management; however, such statements do not purport to represent what the Trust’s financial position and results of operations would have been assuming the completion of the acquisition on October 1, 2012, nor do they purport to project the Trust’s financial position and results of operations at any future date or for any future period.

In the opinion of the Trust’s management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma consolidated financial statements.

BRT REALTY TRUST AND SUBSIDIARIES
PRO FORMA – UNAUDITED CONSOLIDATED BALANCE SHEET
As of September 30, 2013
(Amounts in thousands, except per share data)

	The Trust Historical	Purchase of Newbridge Commons	The Trust Pro Forma as Adjusted
ASSETS
Real estate properties, net of accumulated depreciation of $11,862	$402,896	$14,050	$416,946

Real estate loans, net, all earning interest	30,300	-	30,300
Cash and cash equivalents	60,265	(3,526)	56,739
Restricted cash – construction holdbacks	29,279	-	29,279
Deferred costs	12,833	10	12,843
Prepaid expenses	3,955	-	3,955
Other assets	9,963	466	10,429

Total Assets	$549,491	$11,000	$560,491

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable	$313,216	$10,664	$323,880
Junior subordinated notes	37,400	-	37,400
Accounts payable and accrued liabilities	6,511	278	6,789
Deposits payable	1,258	58	1,316
Deferred income	25,848	-	25,848
Total Liabilities	384,233	11,000	395,233

Commitments and contingencies	-	-	-

Equity:
BRT Realty Trust shareholders’ equity:
Preferred shares, $1 par value:
authorized 10,000 shares, none issued	-	-	-
Shares of beneficial interest, $3 par value:
authorized number of shares, unlimited, 13,535 issued	40,606	-	40,606
Additional paid-in capital	165,763	-	165,763
Accumulated other comprehensive income	(6)	-	(6)
Accumulated deficit	(67,572)	-	(67,572)
Total BRT Realty Trust shareholders’ equity	138,791	-	138,791
Non-controlling interests	26,467	-	26,467
Total Equity	165,258	-	165,258
Total Liabilities and Equity	$549,491	$11,000	$560,491

See accompanying notes to the unaudited pro forma consolidated financial statements

BRT REALTY TRUST AND SUBSIDIARIES
PRO FORMA – UNAUDITED CONSOLIDATED STATEMENT OF INCOME
For The Year Ended September 30, 2013
(Dollars in thousands, except share data)

	The Trust Historical	Purchase of Newbridge Commons		The Trust Pro Forma as Adjusted
Revenues:
Rental and other revenue from real estate properties	$30,592	$2,087			$32,679
Interest and fees on real estate loans	9,946	-			9,946
Recovery of previously provided allowances	1,066	-			1,066
Other income	1,213	-			1,213
Total revenues	42,817	2,087			44,904
Expenses:
Interest expense	12,487	461	(a)		12,948
Advisor’s fees, related party	1,802	63	(b)		1,865
Property acquisition costs	2,466	-			2,466
General and administrative—including $779 to related party	7,448	-			7,448
Operating expenses relating to real estate properties	16,409	1,161			17,570
Depreciation and amortization	7,094	375	(c)		7,469
Total expenses	47,706	2,060			49,766
Total revenues less total expenses	(4,889)	27			(4,862)
Equity in earnings of unconsolidated ventures	198	-			198
Gain on sale of available-for-sale securities	530	-			530
Gain on sale of partnership interest	5,481	-			5,481
Income from continuing operations	1,320	27			1,347

Discontinued operations:
Gain on sale of real estate assets	769	-			769
Net income	2,089	27			2,116
Plus: net loss attributable to non-controlling interests	2,924	-			2,924
Net income attributable to common shareholders	$5,013	$27			$5,040

Basic and diluted per share amounts attributable to common shareholders:
Income from continuing operations	$.30	$-		$	. 30
Discontinued operations	.05	-			.05
Basic and diluted income per share	$.35	$-			$.35

Amounts attributable to BRT Realty Trust:
Income from continuing operations	$4,244	$27			$4,271
Discontinued operations	769	-			769
Net income	$5,013	$27			$5,040
Weighted average number of common shares outstanding:
Basic and diluted	14,137,091	14,137,091			14,137,091

See accompanying notes to the pro forma unaudited consolidated financial statements.

BRT REALTY TRUST AND SUBSIDIARIES
Notes to Pro Forma Unaudited Consolidated Financial Statements
(Unaudited)

Basis of Pro Forma Presentation

1.
The consolidated financial statements include the consolidated accounts of the Trust and its investments in limited liability companies in which the Trust is presumed to have control in accordance with the consolidation guidance of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”).  Investments in entities for which the Trust has the ability to exercise significant influence but does not have financial or operating control, are accounted for under the equity method of accounting.  Accordingly, the Trust’s share of the net earnings (or losses) of entities accounted for under the equity method are included in consolidated net income under the caption “Equity in earnings of unconsolidated ventures”.  Investments in entities for which the Trust does not have the ability to exercise any influence are accounted for under the cost method of accounting.

2.	Notes to the pro forma consolidated statements of income for Newbridge Commons for the year ended September 30, 2013.

a)	To reflect the interest expense resulting from the mortgages securing Newbridge Commons which expense is calculated using an interest rate of 4.35% and includes amortization of loan related fees.

b)	To reflect the advisory fees to be paid by the Trust pursuant to the Amended and Restated Advisory Agreement, as amended.

c)	To reflect depreciation expense on the estimated useful life of the property of 30 years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

	By:	/s/ George Zweier
George Zweier
January 6, 2014		Vice President and
Great Neck, NY		Chief Financial Officer